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                                                                    EXHIBIT 21.1

                 SUBSIDIARIES OF PACIFIC GATEWAY EXCHANGE, INC.

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                                                               JURISDICTION OF
NAME                                                             ORGANIZATION
----                                                           ---------------
Pacific Gateway Exchange (U.K.) Limited...................... United Kingdom
Pacific Gateway Exchange (Cyprus) Limited.................... Republic of Cyprus
Pacific Gateway Exchange New Zealand Limited................. New Zealand
Pacific Gateway Exchange (Bermuda) Limited................... Islands of Bermuda
Rustelnet, a Closed Joint Stock Company...................... Russian Federation
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